Exhibit 99.4

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

Under Section 121-202 of the Revised Limited Partnership Act

The undersigned, desiring to amend the Certificate of Limited Partnership of Citigroup Diversified Futures Fund L.P. pursuant to the provisions of Section 121-202 of the Revised Limited Partnership Act of the State of New York, does hereby certify as follows:

FIRST:	The name of the Limited Partnership is Citigroup Diversified Futures Fund L.P.

SECOND:	The date of filing of the Certificate of Limited Partnership is December 3, 2002.

THIRD:          The Certificate of Limited Partnership of the limited partnership is hereby amended in the following respects:

Paragraph 3 of the Certificate of Limited Partnership, which sets forth the designation of the secretary of state as agent of the limited partnership upon whom process against it may be served and the post office address to which the secretary of state shall mail a copy of any process against it served upon him or her, is hereby amended to read as follows:

The post office address to which the Secretary of State shall mail a copy of any process against the Partnership is:

Citigroup Managed Futures LLC

55 East 59th Street, 10th Floor

New York, NY 10022

Attn: Jennifer Magro

Paragraph 5 of the Certificate of Limited Partnership, which sets forth the name and business address of the general partner of the limited partnership, is hereby amended to reflect the name and mailing address of the sole general partner of the Partnership to:

The name and mailing address of the sole general partner of the Partnership is:

Citigroup Managed Futures LLC

55 East 59th Street, 10th Floor

New York, NY 10022

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership on this 19th day of September, 2008.

By:	Citigroup Managed Futures LLC,
General Partner

By:	/s/ Jennifer Magro
Jennifer Magro
Authorized Person